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                                                                   EXHIBIT 10.11

                              DRUGSTORE.COM, INC.

        SERIES D PREFERRED STOCK AND CONVERTIBLE NOTE PURCHASE AGREEMENT

     This Series D Preferred Stock and Convertible Note Purchase Agreement (the "Agreement") is made as of May 19, 1999 by and between drugstore.com, inc., a Delaware corporation (the "Company"), and the investors listed on Exhibit A attached hereto (each a "Purchaser" and together the "Purchasers").

     The parties hereby agree as follows:

     1.   Purchase and Sale of Preferred Stock and Convertible Promissory Notes.

          1.1  Sale and Issuance of Series D Preferred Stock.

          (a) The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Fifth Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit B (the "Restated Certificate").

          (b) Subject to the terms and conditions of this Agreement and the Notes (defined below), each Purchaser severally and not jointly agrees to purchase and the Company agrees to sell and issue to each such Purchaser that number of shares of Series D Preferred Stock listed opposite such Purchaser's name on Exhibit A attached hereto at a purchase price of $17.65 per share upon conversion of the Notes. The shares of Series D Preferred Stock issued to each such Purchaser pursuant to this Agreement are hereinafter referred to as the "Stock."

          (c) The Stock and the Common Stock issuable upon conversion of the Stock shall have the rights, privileges, preferences and restrictions as set forth in the Restated Certificate.

          1.2  Sale and Issuance of Convertible Promissory Notes.

          (a) Subject to the terms and conditions of this Agreement, each Purchaser severally and not jointly agrees to purchase at the Closing and the Company agrees to sell and issue to each Purchaser a convertible promissory note in substantially the form attached hereto as Exhibit F (a "Note" and collectively, the "Notes") in the principal amount specified with respect to such Purchaser on Exhibit A to this Agreement. The purchase price of each Note shall be equal to 100% of the principal amount of such Note. The Company's agreement with each Purchaser is a separate agreement, and the sales of the Notes to the Purchasers are separate sales.

          (b) The Stock, the Common Stock issuable upon conversion of the Stock, and the Notes are hereinafter referred to as the "Securities."

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          1.3  Closing; Delivery.

          (a) The purchase and sale of the Notes shall take place at the offices of Venture Law Group, 2775 Sand Hill Road, Menlo Park, California, at 8:00 a.m., on May 19, 1999 or at such other time and place as the Company, the Purchasers purchasing a majority of the principal amount of the Notes, mutually agree upon, orally or in writing (which time and place are designated as the "Closing").

          (b) At the Closing, the Company shall deliver to each Purchaser the Note to be purchased by such Purchaser against payment of the purchase price therefor by check payable to the Company, wire transfer to the Company's bank account or cancellation of indebtedness (or any combination of the foregoing).

           2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on the Schedule of Exceptions delivered on the date hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1 Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is qualified to transact business in the state of Washington and is in good standing under the laws of the state of Washington. The Company is not required to qualify to transact business in any other jurisdiction, except where the failure so to qualify would not have a material adverse effect on its business or properties.

          2.2 Capitalization. Upon the filing of the Restated Certificate, the authorized capital of the Company consists, or will consist, immediately prior to the Closing, of:

          (a) 22,800,000 shares of Preferred Stock, (i) 10,000,000 of which shares have been designated Series A Preferred Stock, all of which are issued and outstanding immediately prior to the Closing, (ii) 5,500,000 of which shares have been designated Series B Preferred Stock, 5,446,268 of which are issued and outstanding immediately prior to the Closing, 5,000,000 of which shares have been designated Series C Preferred Stock of which 4,472,844 are issued and outstanding immediately prior to the Closing, and 2,300,000 of which shares have been designated Series D Preferred Stock none of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Preferred Stock have been duly authorized, fully paid and are nonassessable, issued in compliance with all applicable federal and state securities laws, and are convertible into Common Stock on a one-for-one basis.

          (b) 30,200,000 shares of Common Stock, 2,323,000 shares of which are issued and outstanding and 4,235,000 shares of which are reserved for future issuance under the Company's 1998 Stock Plan (of which 3,068,684 shares are currently subject to issuance under outstanding options and 1,158,316 shares remain available for future grants) immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized,

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fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws.

          (c) Except for the conversion privileges of the Preferred Stock and the Notes, and except as set forth in the Investors' Rights Agreement (as defined below), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

           2.3 Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

           2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Third Amended and Restated Investors' Rights Agreement in the form attached hereto as Exhibit D (the "Investors' Rights Agreement") and the Second Amended and Restated Voting Agreement (the "Voting Agreement", and collectively with the Investors' Rights Agreement and this Agreement, the "Agreements"), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Securities has been taken or will be taken prior to the Closing, and the Agreements, when executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

           2.5 Valid Issuance of Securities. The Notes that are being issued to the Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Notes, the Investors' Rights Agreement and applicable state and federal securities laws. The Stock that may be issued to the Purchasers upon conversion of the Notes has been duly and validly reserved for issuance and, when issued and delivered in accordance with the terms thereof, will be duly and validly issued and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights Agreement and applicable state and federal securities laws. Based in part upon the representations of the Purchasers in this Agreement and subject to the provisions of Section 2.6 below, the Securities will be issued in compliance with all applicable federal and state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Stock or the Notes to any person or persons so as to bring the sale of such Stock or Notes by the Company within the registration provisions of the Securities Act or any state securities laws. Except as set forth in Section 2.6, no governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection

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with the execution and delivery of this Agreement and the issuance of the Stock, the Notes or Securities, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Common Stock issuable upon conversion of the Stock has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights Agreement and applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws.

           2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, other applicable state securities laws, the Securities Act of 1933, as amended (the "Securities Act") and the rules thereunder, and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") as required for any conversion of the Notes into Stock.

           2.7 Financial Statements. The Company has delivered to each Purchaser (a) its audited balance sheet as at December 31, 1998 and audited statement of income and cash flows for the twelve months ending December 31, 1998 and (b) its unaudited balance sheet as at April 31, 1998 (the "Statement Date") and unaudited consolidated statement of income and cash flows for the four month period ending on the Statement Date (collectively, the "Financial Statements"). The Financial Statements, together with the notes thereto, are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company as of December 31, 1998 and the Statement Date; provided, however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material), and do not contain all footnotes required under generally accepted accounting principles.

           2.8 Liabilities. The Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date which have not been, either in any individual case or in the aggregate, materially adverse.

           2.9 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of the Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, nor is the Company aware that there is any basis for the foregoing. The

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Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

          2.10 Intellectual Property. To its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights necessary for its business as now conducted without any conflict with, or infringement of, the rights of others. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business. Neither the execution or delivery of this Agreement, nor the carrying on of the Company's business as now conducted by the employees of the Company, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

          2.11 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Restated Certificate or Bylaws or in violation or default of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company, the effect of which would have a material adverse effect on the Company. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

          2.12  Agreements; Action.

          (a) Except for agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company's Common Stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof that would be required to be disclosed pursuant to Regulation S-K, as promulgated by the Securities and Exchange Commission, and that are not disclosed in the Schedule of Exceptions.

          (b) Except for agreements explicitly contemplated by the Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to

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which the Company is a party or by which it is bound that involve (i)
obligations (contingent or otherwise) of, or payments to, the Company in excess of, $100,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than standard "off the shelf" product licenses), or (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

          (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $100,000 or in excess of $500,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for business expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

          (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

          2.13 No Conflict of Interest. The Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. None of the Company's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company's stock) or, to the Company's knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company except that officers, directors and/or existing stockholders of the Company may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded company that may compete with the Company. To the Company's knowledge, none of the Company's officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

          2.14 Rights of Registration and Voting Rights. Except as contemplated in the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. To the Company's knowledge, except as provided in the Company's Second Amended and Restated Voting Agreement dated May 19, 1999 with certain stockholders, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

          2.15 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and

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liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

          2.16  Changes.  Since the Company's inception, there has not been:

          (a) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company;

          (b) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

          (c) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company;

          (d) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

          (e) any sale or assignment of any patents, trademarks, copyrights, trade secrets or other intangible assets;

          (f) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

          (g) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

          (h) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

          (i) to the Company's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company; or

          (j) any arrangement or commitment by the Company to do any of the things described in this Section 2.14.

          2.17 Tax Returns and Payments. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due.

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          2.18  Labor Agreements and Actions.  The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The employment of each officer and employee of the Company is terminable at the will of the Company.
To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company that would have a material adverse effect on the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation that would have a material adverse effect on the Company. To its knowledge, the Company has not received any notice alleging that any such violation has occurred.

          2.19 Confidential Information and Invention Assignment Agreements. Each employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information in the form provided to the Purchasers. The Company is not aware that any of its employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation.

          2.20 Compliance with Laws; Permits. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

          2.21 Corporate Documents. The Restated Certificate and Bylaws of the Company are in the form made available to counsel for the Purchasers. The copy of the minute books of the Company made available to the Purchasers contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

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          2.22  Full Disclosure.  This Agreement, the Exhibits hereto, the
Agreements and all other documents delivered by the Company to Purchasers or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, do not contain any untrue statement of a material fact nor, to the Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. To the Company's knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company that have not been set forth in the Agreements, the Exhibits hereto, or in other documents delivered to Purchasers or their attorneys or agents in connection herewith.

           3. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company that:

           3.1 Authorization. Such Purchaser has full power and authority to enter into this Agreement. The Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or
(b) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

           3.2 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring the Securities.

           3.3 Disclosure of Information. The Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Stock with the Company's management and has had an opportunity to review the Company's facilities. The Purchaser understands that such discussions, as well as any written information delivered by the Company to the Purchaser, were intended to describe the aspects of the Company's business that it believes to be material.

           3.4 Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Investors' Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company that are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

           3.5 No Public Market. The Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

           3.6 Legends. The Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

          (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

          (b) Any legend set forth in the other Agreements.

          (c) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

          3.7 Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

           4. Conditions of the Purchasers' Obligations at Closing. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

          4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of

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the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

          4.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and, except as set forth in Section 2.6, the Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Agreements.

          4.3 Reservation of Conversion Shares. The Stock issuable upon conversion of the Notes and the Securities issuable upon conversion of the Stock shall have been duly authorized and reserved for issuance upon such conversions.

          4.4 Compliance Certificate. The President of the Company shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 4.1, 4.2 and 4.3 have been fulfilled.

          4.5 Qualifications. Except as described in Section 6, all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be obtained and effective as of the Closing.

          4.6 Opinion of Company Counsel. The Purchasers at the Closing shall have received from Venture Law Group, counsel for the Company, an opinion dated as of the Closing in substantially the form of Exhibit E.

          4.7 Investors' Rights Agreement. The Company, each Purchaser and the parties thereto shall have executed and delivered the Investors' Rights Agreement in substantially the form attached as Exhibit D.

          4.8 Voting Rights Agreement. The Company and certain stockholders of the Company shall have executed and delivered the Second Amended and Restated Voting Agreement in substantially the form as Exhibit C attached hereto.

          4.9  Restated Certificate.  The Company shall have filed the
Restated Certificate with the Secretary of State of Delaware on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

           5. Conditions of the Company's Obligations at Closing. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

          5.1 Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing shall have been performed or complied with in all material respects.

          5.3 Qualifications. Except as described in Section 6, all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

          5.4 Investors' Rights Agreement. The Company and each Purchaser shall have executed and delivered the Investors' Rights Agreement in substantially the form attached as Exhibit D.

          5.5 Restated Certificate. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

     6. HSR Act Filings. As soon as practicable after the Closing, the Company and each of the Purchasers will separately file with the United States Federal Trade Commission and the Antitrust Division of the Justice Department pursuant to the HSR Act all requisite documents and notifications in order to provide for the conversion of the Notes into shares of the Company's Series D Preferred Stock. The parties will cooperate and coordinate with one another in exchanging information and providing reasonable assistance as the other parties may request in connection with the foregoing. So long as the Notes remain outstanding, the Company agrees not to take any action that would (A) cause the representations and warranties of the Company contained in Section 2.1 (the first sentence only), Section 2.4, Section 2.5 and Section 2.6 not to be true in any material respects on and as of the date of the conversion of the Notes into the Stock or (B) require, under Delaware law, the consent of the holders of Series D Preferred Stock, voting as a separate class, if shares of Series D Preferred Stock were outstanding, unless approved by Vulcan Ventures Incorporated.

     7.   Miscellaneous.

          7.1 Survival of Warranties. The warranties, representations and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby.

          7.2 Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          7.3 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

          7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.6 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight
(48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature page or Exhibit A hereto, or as subsequently modified by written notice, and if to the Company, with a copy to Venture Law Group, 2800 Sand Hill Road, Menlo Park, CA 94025 attn: Joshua Green.

          7.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          7.8 Fees and Expenses. If the Closing is consummated, the Company shall pay the reasonable fees and expenses of one special counsel for the Purchasers, incurred with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby, provided such fees and expenses do not exceed $15,000. Except as provided above, the Company and each Purchaser shall pay their respective filing fees and other expense in connection with all filings they are required to made under the HSR Act.

          7.9 Attorney's Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          7.10 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Purchasers of at least a majority of the principal amount of the Notes purchased hereunder. Any amendment or waiver effected in accordance with this Section 7.10 shall be binding upon the Purchasers and each transferee of the Securities, each future holder of all such Securities, and the Company.

          7.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          7.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

          7.13 Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

          7.14 Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

          7.15 Confidentiality. Except as provided below, each party hereto agrees that, except with the prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Stock purchased hereunder. The provisions of this Section 7.15 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby. Notwithstanding the foregoing, nothing herein shall prevent any party from disclosing (i) such information which has been publicly disclosed, (ii) such information which becomes available to the party on a non-confidential basis from a source other than a party hereto, provided that such source is not bound by a confidentiality agreement with such party, (iii) information required to be disclosed pursuant to subpoena or other court process or otherwise required by law and (iv) such information was known to such party prior to its first receipt from the other party. Notwithstanding the foregoing provisions of this Section 7.15, with regard to the obligations of Amazon.com, Inc. ("Amazon.com"), the existing Nondisclosure Agreement between the Company and Amazon.com dated August 10, 1998 shall remain in full force and effect and shall supersede in all respects the obligations contained in this Section 7.15 that would otherwise be binding upon Amazon.com.

          7.16 Publicity. Within thirty (30) days of the Closing, the Company may issue a press release disclosing that Vulcan Ventures Incorporated ("Vulcan") has invested in the Company in a form approved by Vulcan, which approval will not be unreasonably withheld, conditioned or delayed. No other announcement regarding Vulcan or its investment in the Company in a press release, advertisement, professional or trade publication, mass marketing materials or otherwise to the general public may be made by any party without Vulcan's prior written consent. Notwithstanding the foregoing, any party may disclose solely the fact that Vulcan is an investor in the Company and disclose information as required by law.

          7.17 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company
 .and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

          7.18 Waiver of Conflicts. Each party to this Agreement acknowledges that Venture Law Group, counsel for the Company, has in the past performed and may continue to perform legal services for certain of the Purchasers in matters unrelated to the transactions described in this Agreement, including the representation of such Purchasers in venture capital financings. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; and (b) gives its informed consent to Venture Law Group's representation of certain of the Purchasers in such unrelated matters and to Venture Law Group's representation of the Company in connection with this Agreement and the transactions contemplated hereby.

                            [Signature Pages Follow]

     The parties have executed this Series D Preferred Stock Purchase Agreement as of the date first written above.

                                       COMPANY:

                                       DRUGSTORE.COM, INC.

                                       By: /s/ Peter Neupert
                                           -------------------------------------
                                       Name:  Peter Neupert
                                       Title: President and CEO

                                       Address: 18650 NE 67th Court
                                                Redmond, WA  98052



                                       PURCHASERS:

                                       Vulcan Ventures, Incorporated

                                       By: /s/ Vulcan Ventures
                                           -------------------------------------

                                       Address: 110 110th Avenue Northeast
                                                Suite 550
                                                Bellevue, Washington  98004


              Signature Page to the Series D Preferred Stock and
                      Convertible Note Purchase Agreement

                                   EXHIBITS


     Exhibit A -  Schedule of Purchasers

     Exhibit B -  Form of Fifth Amended and Restated Certificate of
                  Incorporation

     Exhibit C-   Second Amended and Restated Voting Agreement

     Exhibit D -  Form of Fourth Amended and Restated Investors' Rights
                  Agreement

     Exhibit E -  Form of Legal Opinion of Venture Law Group

     Exhibit F -  Form of Convertible Promissory Note

                                   EXHIBIT A

                            SCHEDULE OF PURCHASERS


Purchaser Name                   Total Purchase Price    Shares
Vulcan Ventures Incorporated     $40,000,000.85          2,266,289


* Pursuant to Section 1.2 of this Agreement, such Purchaser is acquiring a Note and is not purchasing Stock under this Agreement. The number of shares reflected opposite such Purchaser's name reflect the number of shares of Stock into which the Note may be converted upon the occurrence of certain events as specified in the Note.

                                   EXHIBIT B


                      FORM OF FIFTH AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION

                                   EXHIBIT C


                          SECOND AMENDED AND RESTATED
                                VOTING AGREEMENT

                                   EXHIBIT D


        FORM OF FOURTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                   EXHIBIT E


                             FORM OF LEGAL OPINION
                                       OF
                               VENTURE LAW GROUP

                                   EXHIBIT F


                      FORM OF CONVERTIBLE PROMISSORY NOTE

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                          CONVERTIBLE PROMISSORY NOTE


$40,000,000.85                                                      May 19, 1999
                                                            Bellevue, Washington

     For value received, drugstore.com, inc., a Delaware corporation (the "Company"), promises to pay to Vulcan Ventures Incorporated (the "Holder"), the principal sum of Forty Million Dollars Eighty-Five Cents ($40,000,000.85). No interest shall accrue or be paid on this Note; provided, that if this Note shall not have converted in accordance with Section 2 below on or before November 19, 1999, this Note shall bear interest accruing from the date hereof on the unpaid principal amount at a rate equal to the lower of (i) 7.75% per annum, compounded annually or (ii) the highest rate permitted by law. This Note is one of a series of Convertible Promissory Notes containing substantially identical terms and conditions issued pursuant to that certain Series D Preferred Stock and Convertible Note Purchase Agreement dated May 19, 1999 (the "Purchase Agreement"). Such Notes are referred to herein as the "Notes," and the holders thereof are referred to herein as the "Holders." This Note is subject to the following terms and conditions.

     1. Maturity. Unless converted as provided in Section 2, this Note will automatically mature and be due and payable on November 19, 1999 (the "Maturity Date"). Subject to Section 2 below, any interest shall accrue on this Note but shall not be due and payable until the Maturity Date.

     2.   Conversion.

          (a) HSR Clearance. Under Section 6 of the Purchase Agreement, the Company and the Holder have agreed to file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "DOJ") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") all requisite documents and notifications in order to provide for the conversion of this Note into shares of the Company's Series D Preferred Stock. Upon the earlier of one business day after (i) the date all required clearances or pre-termination notices under the HSR Act have been received from the FTC and the DOJ (or all applicable waiting periods have expired) or (ii) the date the Holder and the Company are no longer required by law to make filings under the HSR to convert this Note into capital stock, the entire principal amount of this Note shall automatically convert into fully-paid and non-assessable shares of the Company's Series D Preferred Stock (the "Stock"); provided, however, the automatic conversion of such principal amount into shares of the Company's Series D Preferred Stock shall be conditioned upon (A) the Company having provided to the Holder a compliance certificate in the form attached hereto as Exhibit A or (B) the Holder having waived such applicable terms, conditions or certifications included in such certificate, either individually or in the aggregate. The number of shares of Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the entire outstanding principal amount of this Note by (ii) $17.65 (as adjusted for any future stock splits, stock dividends, recapitalizations or the like after May 19, 1999), provided that no fractional shares shall be issued. In the event that the required clearances from the FTC and the DOJ are not obtained, this Note shall not be convertible into the Stock.

          (b) Conversion of Series B Preferred Stock. Should all of the Company's Series D Preferred Stock be, or if outstanding would be, at any time prior to full payment of this Note, converted into shares of the Company's Common Stock in accordance with the Company's Certificate of Incorporation, then subject to Section 2(a), this Note shall become convertible into that number of shares of the Company's Common Stock equal to the number of shares of the Common Stock that would have been received if this Note had been converted in full and the Series D Preferred Stock received thereupon had been simultaneously converted immediately prior to such event.

          (c) Mechanics and Effect of Conversion. No fractional shares of the Company's capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

     3. Payment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of this Note may be made without penalty, if the Company's Board of Directors has unanimously determined, in consultation with legal counsel, and with the consent of the Holders of a majority of the outstanding principal amount of the Notes, that the required clearances or pre-termination notices under the HSR Act specified in Section 2(a) are not likely to be obtained, otherwise this note made not prepaid without the consent of the Holders of a majority of the outstanding principal amount of the Notes; provided, however, that the Company may repay the Note on November 19, 1999 in the event the conditions to conversion set forth in Section 2 hereof have not occurred.

     4.   Default.

          4.1 Events of Default. Each of the following shall constitute an "Event of Default."

          (a) Default in the payment of any part of the principal or interest of this Note when due and payable pursuant to the provisions, or a default by the Company under any other term or condition of this Note; or

          (b) The institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official, of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or the taking of corporate action by the Company in furtherance of any such action; or

          (c) If, within sixty (60) days after the commencement of an action against the Company seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

          (d) Any material misrepresentation by the Company contained in the Purchase Agreement is false or misleading in any material respect when made; or

          (e) Any material breach under the Purchase Agreement by the Company, including with respect to any covenant set forth in Section 6 thereof and such default continues unremedied for a period of ten days after notice thereof shall have been given to the Company by the Holder; or

          (f) the Company shall (i)(A) fail to make any payment when due under the terms of any bond, debenture, note or other evidence of indebtedness, and such failure shall continue beyond any period of grace provided with respect thereto, or (B) default in the observance or performance of any other agreement, term or condition contained in any such bond, debenture, note or other evidence of indebtedness, and (ii) the effect of such failure or default is to cause, or permit the holder or holders thereof to cause, upon the expiration of any applicable grace periods, indebtedness in an aggregate amount of Five Million Dollars ($5,000,000) or more to become due prior to its stated date of maturity.

          4.2  Remedies upon Default.

          (a) Upon an Event of Default, Holder may at any time (unless all defaults shall theretofore have been remedied) at its option, by written notice to the Company, declare this Note to be due and payable, whereupon the entire principal balance under this Note shall forthwith mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest, or notice, all of which are hereby waived, provided, however, that upon the occurrence of an Event of Default under Section 4.1(b) and (c) above, this Note (including all principal and all accrued interest) shall automatically be accelerated and become due and payable immediately without any written notice to the Company.

          (b) In case any one or more Events of Default shall occur and be continuing, Holder may proceed to protect and enforce its rights by an action at law, suit in equity, or other appropriate proceeding, whether for the specific performance of any agreement contained in the Purchase Agreement or in this Note or for an injunction against a violation of any of the terms of the Purchase Agreement or of this Note, or in the aid of the exercise of any power granted by the Purchase Agreement, this Note, or by law. In case of a default in the payment of any principal of or interest on this Note, the Company shall pay to Holder such further amount as shall be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorney's fees, expenses, and disbursements. No course of dealing and no delay on the part of Holder in exercising any right shall operate as a waiver thereof or otherwise prejudice Holder's rights, powers, or remedies. No right, power, or remedy conferred by the Purchase Agreement or by this Note upon Holder shall be exclusive of any rights, power, or remedy referred to in the Purchase Agreement or in this Note, or now or hereafter available at law, in equity, by statute, or otherwise.

     5. Default Interest Rate. Any amount which is not paid as of the expiration of five (5) calendar days after its due date shall thereafter bear interest at the alternative rate (rather than the rate otherwise applicable hereunder and in addition to any other amounts payable hereunder by reason thereof) equal to the lesser of two percent (2%) per annum in excess of the then applicable interest rate as set forth above or the maximum rate of interest permitted under applicable law (the "Default Rate) until the Event of Default is fully cured, provided that the imposition of interest at the Default Rate shall not affect or reduce the obligation to pay any final payment (for whatever reason) of all outstanding indebtedness hereunder.

     6. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Company may not assign, pledge or otherwise transfer this Note without the prior written consent of the Holder, which shall not be unreasonably withheld, and the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, which shall not be unreasonably withheld, except for transfers to affiliates. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Holder. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

     7. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

     8. Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or one business day after being sent by a nationally-recognized overnight delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

     9. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and at least a majority in interest of the Holders. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the Company, the Holders and each transferee of the Notes.

     10. Waiver. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

     The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

     ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                                  COMPANY:

                                  DRUGSTORE.COM, INC.

                                  By:
                                      -----------------------------------------
                                  Name:
                                        ---------------------------------------
                                                       (print)
                                  Title:
                                         --------------------------------------

                                  Address: 13920 SE Eastgate Way, Suite 300
                                           Bellevue, WA  98005

AGREED TO AND ACCEPTED:

Vulcan Ventures Incorporated


By:
    ------------------------------
Name:
      ----------------------------
                (print)

Title:
       ---------------------------
Address: 110 110th Avenue Northeast, Suite 550
         Bellevue, Washington  98004

                                   EXHIBIT A

                             COMPLIANCE CERTIFICATE


     The undersigned, Peter Neupert, the President and Chief Executive Officer of drugstore.com, inc., a Delaware corporation (the "Company"), certifies that he is authorized to execute this Compliance Certificate for and on behalf of the Company, and further certifies that:

     1.   The representations and warranties of the Company contained in Section
2.1 (the first sentence only), Section 2.4, Section 2.5 and Section 2.6 of the Series D Preferred Stock and Convertible Note Purchase Agreement, dated May 19, 1999 (the "Purchase Agreement"), are true and correct as though made on and as of the date hereof.

     2. Exhibit A to that certain Certificate of the Secretary of drugstore.com, inc., dated May 19, 1999 (the "Secretary's Certificate"), is a true and correct copy of the Company's Fifth Amended and Restated Certificate of Incorporation (the "Restated Certificate"), and since May 19, 1999 no steps have been taken by the Board of Directors or stockholders of the Company to effect or authorize any amendment or other modification to such Restated Certificate that would require, under Delaware law, consent of the holders of the Series D Preferred Stock, voting as a separate class, if shares of Series D Preferred Stock were outstanding, unless approved by Vulcan.

     3. The Company has performed or fulfilled all covenants, agreements and conditions contained in the Purchase Agreement and that certain Convertible Promissory Note, dated May 19, 1999, in the amount of $40,000,000.85 of the Company in favor of Vulcan Ventures Incorporated to be performed or fulfilled by the Company on or prior to the date hereof.

     In Witness Whereof, the undersigned has hereunto set his hand this ____ day of _________, 1999.


                                           -------------------------------------
                                           Peter Neupert
                                           President and Chief Executive Officer